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                                                                     Exhibit 5.1





                                  July 2, 2003


White Electronic Designs Corporation
3601 E. University Drive
Phoenix, Arizona  85034

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We are rendering this opinion in connection with a proposed sale by White Electronic Designs Corporation (the "Company") of up to 202,874 shares of Common Stock of the Company, and for the resale by each of The Edward A. White Family Limited Partnership and New York Life Insurance Company (collectively, the "Selling Shareholders") of an aggregate of 659,626 shares of Common Stock of the Company (the "Additional Shares") pursuant to a Registration Statement on Form S-3 filed by the Company (the "Rule 462(b) Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"). The Rule 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (Registration No. 333-105754) filed with the Securities and Exchange Commission (the "Commission") on June 2, 2003 under the Act and Amendment No. 1 to such Registration Statement filed with the Commission on June 30, 2003 under the Act, relating to the issuance and sale by the Company of 2,200,000 shares of Common Stock of the Company, and for the resale by the Selling Shareholders of an aggregate of 1,550,000 shares of Common Stock of the Company. In connection with the foregoing, we are of the opinion that:

      1. upon their issuance by the Company, the 202,874 shares of Common Stock to be sold by the Company under the Registration Statement will be validly issued, fully paid and nonassessable; and

      2. the aggregate 659,626 shares of Common Stock of the Company being sold by the Selling Shareholders under the Registration Statement are validly issued, fully paid and nonassessable.

      In rendering this opinion, we have examined and relied upon such documents, records and certificates of the Company and public officials as we have deemed necessary for the purposes of this opinion and have assumed the following:
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White Electronic Designs Corporation
July 2, 2003
Page 2

      (a) the genuineness of all signatures appearing on documents received by us, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies;

      (b) the accuracy, completeness and genuineness of all representations and certifications made to us by officers of the Company and by public officials; and

      (c)   the accuracy and completeness of Company records.

      The opinions expressed herein are exclusively limited to the laws of the State of Arizona and the laws of the United States of America which are, in our experience, normally applicable to transactions of the type contemplated by the Registration Statement. We express no opinion on the law of any other jurisdiction or principles of conflicts of law and assume no responsibility for the applicability or effect of any such laws or principles.

      The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.

      We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the use of our name in the Rule 462(b) Registration Statement.

                                        Very truly yours,


                                        SNELL & WILMER L.L.P.